ADMINISTRATIVE SERVICES AGREEMENT


     This Administrative Services Agreement (this "Agreement") is made effective as of November 8, 1996 ("Effective Date"), by and between First Golden American Life Insurance Company of New York ("Company") and Golden American Life Insurance Company ("Provider").

     WHEREAS, Provider has extensive experience in life insurance business operations; and

     WHEREAS, Company desires Provider to perform certain administrative and special services (collectively, "services") for Company in its insurance operations and desires further to make use in its day-to-day operations of certain property, equipment and facilities (collectively, "facilities") of Provider as Company may request; and

     WHEREAS, Company has executed a Commitment Agreeemnt to the New York Insurance Department dated September 19, 1996, regarding the operations of the Company, which contemplates agreements for services; and

     WHEREAS, Provider and Company contemplate that such an arrangement will achieve certain operating economies and improve services to the mutual benefit of both; and

     WHEREAS, Provider and Company wish to assure that all charges for services and the use of facilities incurred hereunder are reasonable and in accordance with the requirements of New York Insurance Department Regulation No. 33 and to the extent practicable reflect actual costs and are arrived at in a fair and equitable manner, and that estimated costs, whenever used, are adjusted periodically, to bring them into alignment with actual costs; and

     WHEREAS, Provider and Company wish to identify the services to be rendered to Company by Provider and the facilities to be used by Company and to provide a method of fixing basis for determining the charges to be made to Company;

     NOW THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Provider and Company agree as follows:

1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. Subject to the terms, conditions and limitations of this Agreement, Provider agrees to the extent requested by Company to perform diligently and in a professional manner such services for Company as Company determines to be reasonably necessary in the conduct of its insurance operations and as set forth in
     Section 2 of this Agreement.

     Subject to the terms, conditions and limitations of this Agreement, Provider agrees to the extent requested by Company to make available to Company such of its facilities as Company may determine to be reasonably necessary in the conduct of it insurance operations, including data processing equipment, business property (whether owned or leased) and communications equipment.

     Provider agrees at all times to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

          (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Provider utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times remain employees of Provider subject solely to its direction and control, and Provider shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations.

               No facility of Provider used in performing services for or subject to use by Company shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

          (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Provider, Provider shall perform any such service in accordance with any standards and guidelines Company develops and communicates to Provider. In performing any services hereunder, Provider shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Company.

          (c) CONTROL. The performance of services by Provider for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Provider or Company by their respective Boards of Directors. Provider shall act hereunder so as to assure the separate operating identity of Company.

          (d) USE OF DATA PROCESSING FACILITIES. Subject to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between Provider and any licensor, Provider shall, upon termination of this Agreement, grant to Company a perpetual license, with payment of a reasonable fee, in any electronic data processing software developed or used by Provider in connection with the services provided to Company hereunder if such software is not commercially available and is necessary, in Company's reasonable judgment, for Company to perform subsequent to termination the functions provided by Provider hereunder.

2. SERVICES. It is understood that Company has certain obligations under a Commitment Agreement to the New York Insurance Department dated September 19, 1996, and it is agreed that Provider shall not act or refrain from acting in any manner to cause Company to breach said obligations.

     The performance of Provider under this Agreement with respect to the business and operations of Company shall at all times be subject to the direction and control of the Board of Directors of Company.

     Subject to the foregoing and to the terms, conditions and limitations of this Agreement, Provider shall provide to Company the services set forth below.

          (a) ACCOUNTING, DATA PROCESSING, TAX AND AUDITING. Under the general supervision of the Board of Directors of Company, and provided that the records and transactions are initiated by Company, the final product is verified by Company and Provider shall cause Company's Chief Administrative Officer (or his or her designee within Company) to be familiar with all details of services provided, including, but not limited to, accounting and adjusting entries, Provider shall provide the following accounting services: preparation and maintenance of the financial statements and reports including annual statements on both statutory and GAAP bases and tax returns, and processing of the related financial records and transactions of Company. Provider shall also provide such assistance as may be required with respect to tax and auditing services.

          (b) UNDERWRITING. Until September 18, 2001, and subject to underwriting standards established by Company and communicated to Provider, Provider shall provide underwriting services, including review of policy applications, assignment of policy numbers, MIB review, medical review and other investigations and actual policy issue. All final underwriting decisions will be made by Company.

          (c) CLAIMS. Until September 18, 2001, and subject to claims settlement procedures established by Company and communicated to Provider, Provider shall provide claims services, including verification that the policy was in force, and review and investigation of claims. Company shall exercise final approval authorization for all claims settlements.

          (d) MARKETING. Until September 18, 2001, provider shall provide marketing services, including market research, statistical analyses, agent or agency licensing support, and the administration of certain agency matters.

          (e) ADVERTISING AND SALES PROMOTIONAL SERVICES. Under the general supervision of the Board of Directors of Company and subject to the direction, control and prior approval of the responsible officers of Company, Provider shall provide sales services, including sales aids, rate guides, sales brochures, solicitation materials and such other promotional materials, information, assistance and advice as shall assist the sales efforts of Company.

          (f) FUNCTIONAL SUPPORT SERVICES. Provider shall provide (i) actuarial services, including periodic review of reserves by line of business, periodic audit of annuity benefit payment calculations, rate and profit share analysis, product development, counseling on reserving requirements, work required for or in support of rate and/or form submissions and actuarial certifications, (ii) telecommunications services and electronic data processing services, facilities and integration, including software programming and documentation and hardware utilization, (iii) legal services, including representation of Company in the prosecution or defense of actions and in the negotiation and preparation of contracts, agreements and agency documents, product development and drafting and filing of policies and forms, governmental relations and advising on regulatory compliance and rendering opinions on various legal matters, and (iv) purchasing and employee relations services.

          (g) DISASTER RECOVERY PROGRAM. Provider agrees to maintain back-up systems and contingency plans to assure that any work stoppages, interruptions, or other failures resulting from any types of disaster will not jeopardize the integrity of data or records maintained by Provider under this Agreement on behalf of the Company. Provider warrants that it will maintain such systems and plans in conformity with prudent business practices.

3. CHARGES. Company agrees to reimburse Provider for services and facilities provided by Provider to Company pursuant to this Agreement. The charge to Company for such services and facilities shall include all direct and directly allocable expenses, reasonably and equitably determined to be attributable to Company by Provider, plus a reasonable charge for direct overhead, the amount of such charge for overhead to be agreed upon by the parties from time to time.

     Subject to New York Insurance Department Regulation 33, the bases for determining such charges to Company shall be those used by Provider for internal cost distribution including, where appropriate, time records prepared at least annually for this purpose. Such bases shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Provider on behalf of Company.

     Cost analyses will be made at least annually by Provider to determine, as closely as possible, the actual cost of services rendered and facilities made available to Company hereunder. Provider shall forward to Company the information developed by these analyses, and such information shall be used to develop bases for the distribution of expenses which more currently reflect the actual incidence of cost incurred by Provider on behalf of Company.

     Provider's determination of charges hereunder shall be presented to Company, and if Company objects to any such determination, it shall so advise Provider within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to Company and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to Provider and Company whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Provider and Company.

4. PAYMENT. Provider shall submit to Company within thirty (30) days of the end of each calendar month a written statement of the amount estimated to be owed by Company for services and the use of facilities pursuant to this Agreement in that calendar month, and Company shall pay to Provider within thirty (30) days following receipt of such written statement the amount set forth in the statement.

     Within thirty (30) days after the end of each calendar quarter, Provider will submit to Company a detailed written statement of the charges due from Company to Provider in the preceding calendar quarter, including charges not included in any previous statements, and any balance payable or to be refunded as shown in such statement shall be paid or refunded within fifteen (15) days following receipt of such written statement by Company.

5. ACCOUNTING RECORDS AND DOCUMENTS. Provider shall be responsible for maintaining full and accurate accounts and records of all services rendered and facilities used pursuant to this Agreement and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Provider shall keep such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during all reasonable business hours.

     With respect to accounting and statistical records prepared by Provider by reason of its performance under this Agreement, such records shall be delivered to Company within thirty (30) days from the end of the month to which the records pertain.

6. OTHER RECORDS AND DOCUMENTS. All books, records, and files established and maintained by Provider by reason of its performance under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination at all times by Company and persons authorized by it or any governmental agency having jurisdiction over Company, and shall be delivered to Company at least quarterly.

     With respect to original documents other than those provided for in
     Section 5 hereof which would otherwise be held by Company and which may be obtained by Provider in performing under this Agreement. Provider shall deliver such documents to Company within thirty (30) days of their receipt by Provider except where continued custody of such original documents is necessary to perform hereunder.

7. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Provider an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by Company pursuant to this Agreement.

8. CONTACT PERSON(S). Company and Provider each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A.

     Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person.

9. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either Provider or Company upon giving thirty (30) days or more advance written notice, provided that Company shall have the right to elect to continue to receive data processing services and/or to continue to utilize data processing facilities and related software for up to one year from the date of such notice. Upon termination, Provider shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

10. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of Complete Termination of this Agreement, Provider shall deliver to Company a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty (30) days of receipt of such statement.

11. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.The representations, warranties, covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State, without regard to principles of conflict of laws.

13. ARBITRATION. In the event of any irreconcilable dispute between the parties in connection with this Agreement, the dispute shall be submitted to arbitration. Either party may submit the dispute to arbitration by notifying the other of its submission and naming its arbitrator. The other party shall name its arbitrator within 30 days after receiving such notice. If the arbitrators cannot agree, they shall choose an umpire through the nomination of three persons by each arbitrator, the declination by each arbitrator of two of the nominees named by the other arbitrator and the drawing of lots to choose between the two arbitrators within thirty days after the arbitrators and umpire, if any, are chosen. The arbitrators and umpire shall be disinterested insurance company executives. The arbitrators are relieved from judicial formalities and may refrain from following strict rules of evidence. The decisions of the arbitrators and umpire, or the majority of them, shall be final and binding upon the parties. Each party shall bear the expense of its own arbitrator and one-half the other expenses of the arbitration proceedings. Any arbitration shall take place in New York, New York, unless otherwise mutually agreed.

14. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed:

     (a)  if to Company:

          Mary Bea Wilkinson
          First Golden American Life Insurance Company of
             New York
          1001 Jefferson Street, Suite 400
          Wilmington, Delaware  19801

     (b)  if to Provider:

          Myles R. Tashman
          Golden American Life Insurance Company
          1001 Jefferson Street, Suite 400
          Wilmington, Delaware  19801

     or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.
15. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. Any amendments to this Agreement are subject to prior approval by the Superintendent, State of New York, Department of Insurance.

16. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. ADDITIONAL PROVISIONS. Appendix A, attached hereto, is hereby incorporated into and made a part of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be affixed hereto, as of the date and year first above written.


FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK


/s/ Mary Bea Wilkinson
--------------------------------------
Mary Bea Wilkinson, Sr. Vice President  (Seal)


Attest: /s/ Myles R. Tashman
        ------------------------------
          Myles R. Tashman, Secretary



GOLDEN AMERICAN LIFE INSURANCE COMPANY


/s/ David L. Jacobson
--------------------------------------
David L. Jacobson, Sr. Vice President  (Seal)



Attest: /s/ Myles R. Tashman
        ------------------------------
          Myles R. Tashman, Secretary













                                  APPENDIX A

                        CONTACT PERSON(S) FOR PROVIDER


                                 Myles R. Tashman























                         CONTACT PERSON(S) FOR COMPANY


                              Mary Bea Wilkinson
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